Exhibit 1


                              Schedule of Partners


General Partner                                                 Number of Units
---------------                                                 ---------------

ICC Desiccant Technologies, Inc.....................................    1.0


Limited Partners
----------------

ICC Desiccant Technologies, Inc.....................................   89.0
Engelhard DT, Inc...................................................   10.0


Total ..............................................................  100.0
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